Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

240 Greenwich Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Legal Department

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

(212) 635-1270

(Name, address and telephone number of agent for service)

CHENIERE ENERGY PARTNERS, L.P.

(Exact name of obligor as specified in its charter)

Delaware	20-5913059
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

845 Texas Avenue, Suite 1250 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

5.750% Senior Notes due 2034

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGOR GUARANTORS

*	The following are additional obligors that are guaranteeing the securities registered hereby:

Exact Name of Obligor Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Cheniere Energy Investments, LLC	Delaware	20-5913135
Sabine Pass LNG-GP, LLC	Delaware	20-0466019
Sabine Pass LNG, L.P.	Delaware	20-0466069
Sabine Pass Tug Services, LLC	Delaware	20-5570478
Cheniere Creole Trail Pipeline, L.P.	Delaware	20-4635194
Cheniere Pipeline GP Interests, LLC	Delaware	20-4634510

(1)

The address, including zip code, and telephone number, including area code, of each additional obligor guarantor’s executive offices is 845 Texas Avenue, Suite 1250, Houston, Texas 77002, (713) 375-5000.

Item 1.	General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of the Department of Financial Services of the State of New York Federal Reserve Bank of New York Federal Deposit Insurance Corporation The Clearing House Association L.L.C.	One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12203 33 Liberty Street, New York, N.Y. 10045 550 17th Street, NW, Washington, D.C. 20429 100 Broad Street, New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”).

1.	-	A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company, Date of Report (Date of Earliest Event Reported) July 25, 2008 (File No. 000-52378).)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-229494.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-229519.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 26th day of November, 2024.

THE BANK OF NEW YORK MELLON

By:	/s/ Glenn Kunak
Name: Glenn Kunak
Title: Vice President

EXHIBIT 7

(Page i of iii)

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2024, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,999,000
Interest-bearing balances	110,102,000
Securities:
Held-to-maturity securities	44,947,000
Available-for-sale debt securities	96,741,000
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	19,655,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	36,315,000
LESS: Allowance for credit losses on loans and leases	275,000
Loans and leases held for investment, net of allowance	36,040,000
Trading assets	5,851,000
Premises and fixed assets (including right-of-use assets)	2,995,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1,375,000
Direct and indirect investments in real estate ventures	0
Intangible assets	6,925,000
Other assets	18,449,000

Total assets	348,079,000

EXHIBIT 7

(Page ii of iii)

LIABILITIES
Deposits:
In domestic offices	195,220,000
Noninterest-bearing	65,207,000
Interest-bearing	130,013,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	104,758,000
Noninterest-bearing	3,534,000
Interest-bearing	101,224,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	2,597,000
Trading liabilities	2,774,000
Other borrowed money: (includes mortgage indebtedness)	4,912,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	9,240,000

Total liabilities	319,501,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	12,438,000
Retained earnings	17,456,000
Accumulated other comprehensive income	-2,451,000
Other equity capital components	0
Total bank equity capital	28,578,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	28,578,000

Total liabilities and equity capital	348,079,000

EXHIBIT 7

(Page iii of iii)

I, Dermot McDonogh, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Dermot McDonogh

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robin A. Vince Jeffrey A. Goldstein Joseph J. Echevarria	Directors